Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS REPORTS FIRST $100 MILLION REVENUE QUARTER;
Q2 2008 TOTAL REVENUES $101.8 MILLION;
TOTAL NET PRODUCT REVENUES $101.4 MILLION

GAAP Basic and Diluted Net Income of $0.03 Per Share, Reflecting One Time Expenses

Non-GAAP Basic and Diluted Net Income of $0.38 and $0.35 Per Share, Respectively

Earnings Conference Call & Webcast Today (With Slides) at 5:00 p.m. EDT

Lexington, MA, July 17, 2008 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today reported its first $100 million revenue quarter. For the second quarter ended June 30, 2008, Cubist’s net revenues from CUBICIN® (daptomycin for injection) increased 46% from the prior year, from $69.5 million in the second quarter of 2007 to $101.4 million in the second quarter of 2008. Total revenues for the second quarter of 2008 increased 46% over the second quarter of 2007 from $69.8 million in the second quarter of 2007 to $101.8 million in the second quarter of 2008.

Net income for the second quarter ended June 30, 2008 on a GAAP basis, reflecting one-time expenses, was $1.6 million, or $0.03 per basic and diluted share, as compared to $14.5 million, or $0.26 and $0.24 per basic and diluted share, respectively, for the second quarter of 2007. Second quarter 2008 GAAP net income includes $17.5 million of upfront and milestone expenses, or $0.30 and $0.25 per basic and diluted share net of tax, respectively, related to the in-licensing from Dyax Corporation of ecallantide for surgical indications. Second quarter 2008 GAAP net income also includes $3.0 million, or $0.05 and $0.04 per basic and diluted share net of tax, respectively, in stock-based compensation expenses.

Non-GAAP net income for the second quarter ended June 30, 2008, excluding the Dyax-related expenses and stock-based compensation expenses described above, was $21.5 million, or $0.38 and $0.35 per basic and diluted share, respectively.

As of June 30, 2008, Cubist had $358.3 million in cash, cash equivalents and investments. The total number of common shares outstanding at June 30, 2008 was 56,446,823.

Use of Non-GAAP Financial Measures

Cubist uses non-GAAP net income (loss) and non-GAAP net income (loss) per share data to improve its analysis of operational results and trends. Cubist’s management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities and because management believes these measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These measures should not be considered an alternative to measurements required by GAAP, such as net income (loss) and net income (loss) per share, and should not be considered measures of our liquidity.  In addition, these non-GAAP measures are unlikely to be comparable with non-GAAP information provided by other companies.  A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss its second quarter 2008 financial results, business activities and financial outlook.

WHEN:  Thursday, July 17, 2008 at 5:00 p.m. EDT

LIVE DOMESTIC & CANADA CALL-IN: 877-407-0782

LIVE INTERNATIONAL CALL-IN:  201-689-8567

24-HOUR REPLAY DOMESTIC & CANADA:  877-660-6853

24-HOUR REPLAY INTERNATIONAL:  201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):
ACCOUNT #: 286  CONFERENCE ID #: 262759

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:
www.cubist.com

Replay will be available for 30 days at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  Cubist developed and commercialized CUBICIN® (daptomycin for injection), a Gram-positive first-in-class lipopeptide antibiotic. In the U.S., Cubist also promotes MERREM® I.V. (meropenem for injection), Astra Zeneca’s established broad spectrum (carbapenem class) I.V. antibiotic.  The Cubist product pipeline includes ecallantide, a recombinant human protein in Phase 2 clinical trials for the prevention of blood loss during cardiothoracic surgery, and pre-clinical programs that address unmet medical needs in Gram-positive infections, Gram-negative infections, CDAD (Clostridium difficile-associated diarrhea), and HCV (Hepatitis C infections).  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

###

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	June 30,	December 31,
	2008	2007
ASSETS
Cash, cash equivalents and investments	$358,329	$398,184
Accounts receivable, net	38,883	29,075
Inventory	16,999	18,733
Property and equipment, net	59,867	50,150
Other assets	37,256	38,373

Total assets	$511,334	$534,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$71,257	$65,299
Deferred revenue	18,348	17,816
Debt, capital lease obligations and other long-term liabilities	303,764	352,698
Total liabilities	393,369	435,813

Total stockholders’ equity	117,965	98,702

Total liabilities and stockholders’ equity	$511,334	$534,515

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended			Six months ended
	June 30,			June 30,
	2008	2007		2008		2007
Revenues:
U.S. product revenues, net	$99,366	$68,294		$185,424		$125,819
International product revenues	2,003	1,231		3,807		3,141
Other revenues	397	239		820		283
Total revenues, net	$101,766	$69,764		$190,051		$129,243

Costs and expenses:
Cost of product revenues	22,050	15,834		42,050		32,572
Research and development	45,193	17,145		67,557		33,015
Sales and marketing	22,187	15,993		42,170		30,987
General and administrative	10,521	7,787		21,954		15,507
Total costs and expenses	99,951	56,759		173,731		112,081

Operating income	1,815	13,005		16,320		17,162

Other income (expense), net	(23)	2,007		3,304		3,617

Income before income taxes	1,792	15,012		19,624		20,779

Provision for income taxes	160	522		766		688

Net income	$1,632	$14,490		$18,858		$20,091

Basic net income per common share	$0.03	$0.26		$0.33		$0.36
Diluted net income per common share	$0.03	$0.24	(a)	$0.31	(b)	$0.35

Shares used in calculating:
Basic net income per share	56,391,804	55,406,882		56,306,256		55,263,940
Diluted net income per share	57,743,860	68,754,256		67,767,704		57,180,092

(a) Includes add back of interest expense and debt issuance costs related to 2.25% notes to income, net of tax effect

(b) Includes add back of interest expense, debt issuance costs and gain on repurchase of 2.25% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Six months ended
	June 30,				June 30,
	2008		2007		2008		2007

GAAP net income	$1,632		$14,490		$18,858		$20,091

Ecallantide licensing fees	17,500		—		17,500

Stock-based compensation expense under SFAS 123(R)	3,004		2,692		5,768		5,331

Write off of assets disposed of to build new lab space	—		—		2,323		—

Income tax effect of Non-GAAP adjustments	(574)		(91)		(717)		(181)

Non-GAAP proforma net income	$21,562		$17,091		$43,732		$25,241

Non-GAAP basic net income per common share	$0.38		$0.31		$0.78		$0.46
Non-GAAP diluted net income per common share	$0.35	(a)	$0.28	(a)	$0.68	(b)	$0.43	(a)

Shares used in calculating:
Non-GAAP basic net income per common share	56,391,804		55,406,882		56,306,256		55,263,940
Non-GAAP diluted net income per common share	67,493,290		68,754,256		67,767,704		68,554,427

(a) Includes add back of interest expense and debt issuance costs related to 2.25% notes to income, net of tax effect

(b) Includes add back of interest expense, debt issuance costs and gain on repurchase of 2.25% notes to income, net of tax effect